EXHIBIT 10.30

AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made this 9th day of September, 2015 (the “Amendment Effective Date”), between DAVID D. BOHANNON ORGANIZATION, a  California corporation, herein referred to as "Landlord", and CORIUM INTERNATIONAL, INC., a  Delaware corporation, herein referred to as "Tenant".

WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease” dated October 13, 2006, for certain demised premises located at 235 Constitution Drive, Menlo Park, California, as more particularly described in said Lease, and Landlord and Tenant entered into an Amendment to Lease dated November 15, 2013 and a second Amendment to Lease dated July 19, 2014 (the Business Park Lease, as previously amended, is herein referred to as the “235 Lease”), and

WHEREAS, the 235 Lease is scheduled to expire on December 31, 2015,  and

WHEREAS, Landlord and Tenant desire to make certain amendments to the 235 Lease and extend the demised term of the 235 Lease, all as more particularly set out herein below, and

WHEREAS, Landlord and California Newspapers Partnership, a Delaware general partnership (herein referred to as “CNP”) entered into a lease entitled “Business Park Lease” dated October 23, 2007, for certain demised premises located at 255 Constitution Drive, Menlo Park, California (the “255 Constitution Property”), as more particularly described in said lease, and Landlord and CNP entered into an amendment to lease dated December 15, 2014 (the lease, as previously amended, is herein referred to as the “255 Lease”), and

WHEREAS, Landlord and Tenant agree that Landlord is willing to consent to the potential assignment and/or the sublease of all or part of the 255 Constitution Property from CNP to Tenant in strict accordance with the terms and conditions set out herein below.

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

1. The demised term of the 235 Lease is hereby extended for five (5) years commencing on January 1, 2016, to and including December 31, 2020 (the “Extended Term”).  The extension of the Lease described in this paragraph 1 and base rent payable during the Extended Term described in paragraph 2 shall apply whether or not Tenant enters into a sublease of the 255 Constitution Property, or an assignment of the 255 Lease, with CNP.

2. Base rent payable pursuant to Section 2.1 of the Lease shall be payable during the Extended Term as follows: for the first (1st) year of the Extended Term (commencing January 1, 2016), the amount of Five Hundred Thirty Nine Thousand Three Hundred Twenty Six and 80/100 Dollars ($539,326.80) per annum, payable in

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twelve (12) equal monthly installments of Forty Four Thousand Nine Hundred Forty Three and 90/100 Dollars ($44,943.90); for the second (2nd) year of the Extended Term (commencing January 1, 2017), the amount of Five Hundred Fifty Five Thousand Five Hundred Six and 60/100 Dollars ($555,506.60) per annum, payable in twelve (12) equal monthly installments of Forty Six Thousand Two Hundred Ninety Two and 22/100 Dollars ($46,292.22); for the third (3rd) year of the Extended Term (commencing January 1, 2018), the amount of Five Hundred Seventy Two Thousand One Hundred Seventy One and 80/100 Dollars ($572,171.80) per annum, payable in twelve (12) equal monthly installments of Forty Seven Thousand Six Hundred Eighty and 98/100 Dollars ($47,680.98); for the fourth (4th) year of the Extended Term (commencing January 1, 2019), the amount of Five Hundred Eighty Nine Thousand Three Hundred Thirty Six and 96/100 Dollars ($589,336.96) per annum, payable in twelve (12) equal monthly installments of Forty Nine Thousand One Hundred Eleven and 41/100 Dollars ($49,111.41); and for the fifth (5th) year of the Extended Term (commencing January 1, 2020), the amount of Six Hundred Seven Thousand Seventeen and 06/100 Dollars ($607,017.06) per annum, payable in twelve (12) equal monthly installments of Fifty Thousand Five Hundred Eighty Four and 76/100 Dollars ($50,584.76).

3. In the event that Tenant and CNP agree to terms for a sublease of all or part of the 255 Constitution Property, Landlord (a) will consent, and hereby consents, to Tenant as an approved sublessee, (b) agrees that after Landlord reviews and approves the terms of the sublease, and provided that CNP is not in default under the 255 Lease, Landlord will sign a form of consent substantially in the form attached hereto as Appendix A, and (c) acknowledges and agrees that no consideration beyond that expressly set forth in Section 6.1 of the 255 Lease shall be due to Landlord in exchange for such consent; provided, however, that the parties agree that the Inducement, or any portion thereof, payable to Tenant in accordance with paragraph 5 hereinbelow shall not be included as a "Tenant Procurement Cost" for purposes of calculating any monies, property, and other consideration (herein, "premium rent") payable under Section 6.1 of the 255 Lease.

4. In the event that Tenant and CNP agree to terms for an assignment of the 255 Lease from CNP to Tenant, (a) Landlord will consent, and hereby consents, to Tenant as an approved assignee, (b) Landlord agrees that after Landlord has been provided the terms of an assignment of the 255 Lease from CNP to Tenant, and provided that CNP is not in default under the 255 Lease, Landlord shall sign a form of consent substantially in the form attached hereto as Appendix B, and (c) Landlord acknowledges and agrees that no consideration beyond that expressly set forth in Section 6.1 of the 255 Lease shall be due to Landlord in exchange for such consent; provided, however, that the parties agree that the Inducement, or any portion thereof, payable to Tenant in accordance with paragraph 5 hereinbelow shall not be included as a "Tenant Procurement Cost" for purposes of calculating any premium rent payable under Section 6.1 of the 255 Lease.  In addition, in the event of an assignment from CNP to Tenant of the 255 Lease in accordance with the terms herein, Landlord and Tenant agree to enter into an amendment of the 255 Lease to extend the term thereof for a term commencing on April 1, 2020, until December 31, 2020 (the "extension period"),  and Tenant shall pay a monthly base rent during the extension period in an amount calculated by multiplying the monthly base rent payable during the last month of the demised term (i.e., March

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2020) by three percent (3%) along with all additional rent payable in accordance with the terms of the 255 Lease.  For clarity, the provisions of this Paragraph 4 shall apply to an assignment of the 255 Lease from CNP to Tenant, regardless of whether, prior to an assignment of the 255 Lease, Tenant and CNP have executed a sublease for all or part of the 255 Constitution Property.

5. In the event a sublease from CNP to Tenant of the 255 Constitution Property for the remaining demised term of the 255 Lease is completed as contemplated in Paragraph 3 above using the form attached hereto as Appendix A, or in the event an assignment of the 255 Lease from CNP to Tenant is completed as contemplated in Paragraph 4 above using the form attached hereto as Appendix B,  and provided CNP has waived, in writing, the requirement of Landlord to perform "Landlord's Work" in the 255 Constitution Property described in paragraph 4 of the amendment to lease dated December 15, 2014, which was entered into between Landlord and CNP, Landlord agrees that it will provide to Tenant an amount equal to the lesser of the following (the "Inducement"): (i) the amount of One Hundred Thousand Dollars ($100,000), or (ii) Tenant's actual costs of construction of the following improvements at the 255 Constitution Property ("255 Improvements") incurred in accordance with plans approved by Landlord (and shall not include costs for architects, engineers, Tenant's fixtures, furniture, signage, equipment, inventory or other personal property):

(a)  Remodel the office areas including without limitation new paint and new carpet;

(b)  Restroom refurbishment; and

(c)  ADA compliance.

For clarity, in the event Tenant's actual costs of construction of the 255 Improvements are less than One Hundred Thousand Dollars ($100,000), then the Inducement shall be such lesser amount that is actually expended by Tenant; and the costs of such 255 Improvements which are in excess of One Hundred Thousand Dollars ($100,000) shall be the sole responsibility of Tenant.

6. It is understood and agreed that all other terms and conditions of the 235 Lease shall be and remain the same.  Capitalized terms herein shall have the same meaning as in the 235 Lease.  If there is any conflict between the provisions of this Amendment to Lease and the provisions of the 235 Lease, the provisions contained in this Amendment to Lease shall control.

7. This Amendment to Lease shall be construed under the laws of the State of California. If any provision of this Amendment to Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment to Lease shall not be affected thereby and each provision of this Amendment to Lease shall be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Lease as of the date first hereinabove written.

TENANT:		LANDLORD:
CORIUM INTERNATIONAL, INC.,		DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation		a California corporation

By:	/s/ Peter D. Staple	By:	/s/ Scott E. Bohannon
	Peter Staple		Senior Vice President
President & CEO

		By:	/s/ Ernest Lotti, Jr.
Secretary

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Appendix A

Form of Consent to Sublease

CONSENT OF MASTER LANDLORD TO SUBLEASE

THIS CONSENT OF MASTER LANDLORD (“Consent”) is made this _______ day of ______________________, 20___, between DAVID D. BOHANNON ORGANIZATION, a California corporation ("Master Landlord"), CALIFORNIA NEWSPAPERS PARTNERSHIP, a Delaware general partnership (“Sublessor”), and CORIUM INTERNATIONAL, INC., a Delaware corporation (“Sublessee”).

Master Landlord, as landlord, leased certain premises containing approximately 23,400 square feet located at 255 Constitution Drive, Menlo Park, California, to Sublessor, as tenant, under that certain Lease Agreement dated October 23, 2007, as amended by Amendment to Lease dated December 15, 2014 (“Master Lease”).  Sublessor proposes to sublease [a ________ square foot portion of the premises] OR [the premises] (“Sublease Premises”) to Sublessee by sublease (“Sublease”) dated ____________________.  Master Landlord hereby approves Sublessor’s subleasing of the Sublease Premises to Sublessee, subject to the following terms and conditions:

1. Effective as of the date hereinabove written, Sublessor and Sublessee hereby waive the requirement of Master Landlord to perform the "Landlord's Work" described in paragraph 4 of the Amendment to Lease dated December 15, 2014,  which was entered into by Master Landlord and Sublessor, and Master Landlord is therefore not obligated to perform any of such Landlord's Work in the premises.

2. The Sublease is, in all respects, subordinate and subject to the Master Lease, as the same may be amended.  Master Landlord’s consent shall in no way void or alter any of the terms of the Master Lease, nor shall this Consent alter or diminish in any way Sublessor’s obligations to Master Landlord.  This Consent shall in no way release Sublessor, or any other person or entity claiming by, through, or under Sublessor, including without limitation Sublessee, from any of its covenants, agreements, liabilities and duties under the Master Lease (including without limitation all duties to cause and keep Master Landlord and others named or referred to in the Master Lease fully insured and indemnified with respect to any acts or omissions of Sublessee or its agents, employees or invitees, or other matters arising by reason of the Sublease or Sublessee’s use or occupancy of the Sublease Premises), as the Master Lease may be amended from time to time, without respect to any provision to the contrary in the Sublease.  In no event shall anything contained in this Consent be deemed a waiver of any of Master Landlord’s rights under the Master Lease.

3. This Consent does not constitute approval by Master Landlord of any of the provisions of the Sublease, but only approval of the sublet of the Sublease

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Premises to Sublessee.  Sublessor shall not give Sublessee any rights or privileges in excess of those given Sublessor under the terms of the Master Lease.  No amendment of the Sublease by Sublessor and Sublessee shall be made without Master Landlord’s consent, and, whether or not Master Landlord shall consent to the same, no amendment shall affect or modify or be deemed to affect or modify the Master Lease in any respect.  Master Landlord reserves the right to consent or to withhold consent with respect to any matters under the Master Lease other than the sublet of the Sublease Premises by Sublessor to Sublessee, including without limitation any proposed alterations to the Sublease Premises.

4. In the event of any conflict in the terms, covenants and conditions between the Sublease and the Master Lease, the terms, covenants and conditions of the Master Lease shall prevail and take precedence over the Sublease.  Master Landlord does not make any warranties or representations as to the condition of the Sublease Premises or the terms of the Master Lease between Master Landlord and Sublessor.

5. Master Landlord's consent to the foregoing Sublease is not and shall not operate as a consent to any future or further subleases or assignments of the Master Lease by the Sublessor or Sublessee hereinabove, and any future sublease (including any extensions and/or amendments to the current Sublease) between Sublessor and Sublessee, or any other party, shall require the prior written consent of Master Landlord; and Master Landlord specifically reserves the right to refuse to grant any such consent.

6. Sublessor shall be liable to Master Landlord for any default under the Master Lease, whether such default is caused by Sublessor or Sublessee or anyone claiming by, through or under either Sublessor or Sublessee.  The foregoing shall not be deemed to restrict or diminish any right which Master Landlord may have against Sublessee pursuant to the Master Lease or in law or equity for violation of the Master Lease or otherwise, including without limitation the right to enjoin or otherwise restrain any violation of the Master Lease by Sublessee.  Master Landlord may at any time enforce the Master Lease against Sublessor, Sublessee, or both.

7. Notwithstanding anything to the contrary contained herein or in the Sublease, Sublessor acknowledges and agrees that it will promptly pay to Master Landlord throughout the Sublease term any monies, property, and other consideration (herein, "premium rent") owed to Master Landlord as required under Section 6.1 of the Master Lease, and otherwise comply with the provisions of such Section and any other provision of the Master Lease which may be relevant to the Sublease. The parties agree that the Inducement, or any portion thereof, payable from Master Landlord directly to Sublessee in accordance with a separate amendment to lease for premises located at 235 Constitution Drive, Menlo Park, California, between Master Landlord (as Landlord) and Sublessee (as Tenant), and which will be payable after the Sublease Premises has been subleased from Sublessor to Sublessee, shall not be included as a "Tenant Procurement Cost" for purposes of calculating any premium rent payable under Section 6.1 of the Master Lease.   Without limiting the generality of the foregoing, Sublessor specifically agrees to pay

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all of Master Landlord’s costs, charges and expenses, including reasonable attorneys’ fees, as provided in Section 6.1 of the Master Lease, incurred in connection with the Sublease and this Consent, upon submission of bills therefor.  Any failure to pay such excess rent or charges upon demand shall be a default under the Master Lease.

8. If at any time prior to the expiration or termination of the Sublease the Master Lease shall expire or terminate for any reason, Sublessee’s right to possession of the Sublease Premises shall terminate and the Sublease shall simultaneously expire or terminate.  However, Sublessee agrees, at the election and upon the written demand of Master Landlord, and not otherwise, to attorn to Master Landlord for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Master Lease, with such reasonable modifications as Master Landlord may require, except that the Base Rent set forth in the Sublease shall be substituted for the Base Rent set forth in the Master Lease and the computation of Additional Rent as provided in the Master Lease shall be modified as set forth in the Sublease.

The foregoing provisions of this paragraph 8 shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Master Lease and shall be self-operative upon such written demand of the Master Landlord, and no further instrument shall be required to give effect to said provisions; provided, however, Sublessee agrees to execute an attornment agreement in form and substance acceptable to Master Landlord, pursuant to which Sublessee confirms that all obligations owed to Sublessor under the Sublease shall become obligations owed to Master Landlord for the balance of the term of the Sublease.

9. Sublessor and Sublessee hereby agree that Master Landlord may furnish to the Sublease Premises services requested by Sublessee other than or in addition to those to be provided under the Master Lease and bill the Sublessee directly for such services for the convenience of and without notice to Sublessor.  Sublessee hereby agrees to pay to Master Landlord all amounts that may become due for such services on the due dates therefor.  If Sublessee shall fail to make any such payments, Sublessor agrees to pay such amounts to Master Landlord upon demand as Additional Rent under the Master Lease, and the failure to pay the same upon demand shall be a default under the Master Lease.

10. Notwithstanding anything to the contrary contained in the Sublease or in this Consent, in no event shall Master Landlord be deemed to be in privity of contract with Sublessee or owe any obligation or duty to Sublessee under the Master Lease or otherwise, any duties of Master Landlord under the Master Lease or required by law being in favor of, for the benefit of, and enforceable solely by Sublessor.

11. Sublessee agrees to promptly deliver a copy to Master Landlord of all notices of default and all other notices sent to Sublessor under the Sublease, and Sublessor agrees to promptly deliver a copy to Master Landlord of all such notices sent to Sublessee under the Sublease.  All copies of any such notices shall be delivered

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personally or sent either by recognized national overnight courier service or by United States certified mail, postage prepaid, return receipt requested, to Master Landlord at Sixty 31st Avenue, San Mateo, California 94403, or to such other place or persons as Master Landlord or its agent may from time to time designate.

12. Sublessor and Sublessee jointly and severally agree to indemnify and hold Master Landlord harmless from all loss, costs (including without limitation attorneys’ fees), damages and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with the Sublease or this Consent.

13. Sublessor and Sublessee understand that Master Landlord has agreed to consent to the sublet of the Sublease Premises to Sublessee and to execute this Consent, conditioned upon Sublessor’s and Sublessee’s express acknowledgment of and agreement to be bound by all of the terms and conditions hereof.  By executing this Consent, Sublessor and Sublessee hereby acknowledge and agree to be bound by all of the terms and conditions of this Consent.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Consent as of the date first written herein above.

SUBLESSOR:	SUBLESSEE:
CALIFORNIA NEWSPAPERS PARTNERSHIP,	CORIUM INTERNATIONAL, INC.
a Delaware general partnership	a Delaware corporation

By:	By:
Title:	Title:

MASTER LANDLORD:
DAVID D. BOHANNON ORGANIZATION,
a California corporation

By:
Title:

By:
Title:

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Appendix B

Form of Consent to Assignment

CONSENT TO ASSIGNMENT OF LEASE

THIS CONSENT TO ASSIGNMENT OF LEASE (“Consent”) is made this _______ day of ______________________, 20___ (the “Effective Date”), between DAVID D. BOHANNON ORGANIZATION, a California corporation ("Landlord"), CALIFORNIA NEWSPAPERS PARTNERSHIP, a Delaware general partnership (“Tenant”), and CORIUM INTERNATIONAL, INC., a Delaware corporation (“Assignee”).

R E C I T A L S:

A.  Landlord and Tenant are parties to that certain Lease dated as of October 23, 2007 (“Original Lease”), as amended by that certain Amendment to Lease dated as of December 15, 2014 (collectively, the “Lease”), whereby Tenant is currently leasing from Landlord those certain premises consisting of approximately 23,400 square feet located at 255 Constitution Drive, Menlo Park, California (“Premises”), as more particularly described in the Lease.

B.  Tenant desires to assign the Lease for the entire Premises to Assignee and Assignee desires to assume the Lease and all obligations of Tenant thereunder (the “Transfer”), and Assignee and Tenant desire Landlord’s consent to the Transfer as provided herein.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties herein, it is hereby agreed as follows:

1. Transfer.  Assignee acknowledges that it has read and understands the Lease and all terms thereof and that Assignee accepts the Transfer of the Lease by Tenant to Assignee and Assignee assumes all of the obligations, duties and liabilities imposed on Tenant by the Lease accruing and due from the Effective Date, and agrees to keep, observe and perform all obligations of Tenant under the Lease from and after the Effective Date.  Landlord hereby consents to the Transfer subject to the terms of this Consent, provided that Landlord's consent is expressly conditioned upon the payment to Landlord, on or before the Effective Date, of all outstanding sums due and owing under the Lease which have accrued up to the Effective Date.  Landlord agrees that Assignee shall have all rights afforded to Tenant under the Lease and, from and after the Effective Date, all references in the Lease to Tenant shall mean and refer to Assignee.  Tenant and Assignee agree that Landlord’s consent to the Transfer shall not be construed to release Tenant from any obligations or liabilities under the Lease.  This consent of Landlord is not and shall not operate as a consent to any future or further assignments of the Lease by the Tenant or Assignee herein, and Landlord specifically reserves the

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right to refuse to grant any such consents.  Tenant warrants to Landlord that it has not heretofore assigned, mortgaged or otherwise transferred, amended or encumbered, voluntarily or involuntarily, the Lease or its interest therein.

2. Landlord’s Fees.  Pursuant to Section 6.1(A)(a) of the Lease, Tenant is to pay to Landlord (a) as additional rent fifty percent (50%) of all monies, property, and other consideration (herein, "premium rent") payable to and for the benefit of Tenant by Assignee in excess of the rent payable under the Lease for the remainder of the term, if any, less Tenant’s Procurement Costs (as defined in the Lease), and (b) all reasonable outside attorneys’ fees incurred by Landlord in conjunction with the processing and documentation of assignment of the Lease, with a maximum reimbursement amount of Two Thousand Dollars ($2,000) (collectively, the “Fee”).  The parties agree that the Inducement, or any portion thereof, payable from Landlord directly to Assignee in accordance with a separate amendment to lease for premises located at 235 Constitution Drive, Menlo Park, California, between Landlord (as Landlord) and Assignee (as Tenant), and which will be payable after the Premises has been assigned by Tenant to Assignee, shall not be included as a "Tenant Procurement Cost" for purposes of calculating any premium rent payable under Section 6.1(A)(a) of the Lease.  Tenant and Assignee acknowledge and agree that the effectiveness of this Consent is expressly conditioned upon timely payment of the Fee to Landlord.

3. Waiver.  Effective as of the Effective Date, Tenant and Assignee hereby waive the requirement of Landlord to perform the "Landlord's Work" described in paragraph 4 of the Amendment to Lease dated December 15, 2014, which was entered into by Landlord and Tenant, and Landlord is therefore not obligated to perform any of such Landlord's Work in the Premises.

4. Notices.  Landlord’s, Tenant's and Assignee’s addresses for notices under the Lease are:

LANDLORD:
David D. Bohannon Organization
Sixty 31st Avenue
San Mateo, CA 94403

TENANT:
California Newspapers Partnership
[Complete]

ASSIGNEE:
Corium International, Inc.
[Complete]

5. Notwithstanding anything contained in the Lease to the contrary, the Security Deposit in the amount of Eighteen Thousand Five Hundred Dollars ($18,500.00) shall

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be transferred to the account of Assignee as of the Effective Date and shall be held by Landlord pursuant to the provisions of Section 19.9 of the Lease, and Tenant shall have no right to the Security Deposit.

6. Representations and Warranties.  Tenant and Assignee hereby represent, warrant, and agree that, to their actual knowledge, as of the date hereof: (a) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (b) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant and, effective upon the Transfer, of Assignee; and (c) neither Tenant nor Assignee has any current offset or defense to performance or obligations under the Lease.  Landlord hereby represents, warrants, and agrees that to Landlord’s knowledge, as of the date hereof, there exists no breach, default, or event of default by Tenant under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Tenant under the Lease.

7. Authority.  Tenant, and the persons and/or entities executing this Consent on behalf of Tenant, represent and warrant on behalf of Tenant and on its or his own behalf that: (a) Tenant is a duly organized and existing corporation, and is qualified to do business in the state in which the Premises is located; (b) such persons and/or entities executing this Consent are duly authorized to execute and deliver this Consent on Tenant’s behalf; and (c) this Consent is binding upon Tenant in accordance with its terms.  Assignee, and the persons and/or entities executing this Consent on behalf of Assignee, represent and warrant on behalf of Assignee and on its or his own behalf that: (i) Assignee is a duly organized and existing corporation, and is qualified to do business in the state in which the Premises is located; (ii) such persons and/or entities executing this Consent are duly authorized to execute and deliver this Consent on Assignee’s behalf; and (iii) this Consent is binding upon Assignee in accordance with its terms.  Assignee shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing the Transfer and such qualification, organization, existence and authorization concurrently with Assignee’s execution and delivery hereof.

8. Miscellaneous.  This Consent shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, subject to all restrictions contained in the Lease or this Consent with respect to assignment, subleasing or other transfer.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, which are inconsistent herewith.  No amendment, modification or change herein will be effective unless Landlord shall have given its prior written consent thereto.  This Consent may be amended only in writing, signed by all parties hereto.

This Consent shall be construed under the laws of the State of California. If any provision of this Consent, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this

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Consent shall not be affected thereby and each provision of this Consent shall be valid and enforceable to the fullest extent permitted by law.

9. Counterparts.  This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Consent.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Consent as of the Effective Date.

TENANT:	ASSIGNEE:
CALIFORNIA NEWSPAPERS PARTNERSHIP,	CORIUM INTERNATIONAL, INC.,
a Delaware general partnership	a Delaware corporation

By:	By:
Title:	Title:

LANDLORD:
DAVID D. BOHANNON ORGANIZATION,
a California corporation

By:

By:

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